United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement

On December 5, 2024, Clarus Corporation (the “Company”) entered into individual amended and restated indemnity agreements (the “Indemnity Agreements”) with (i) each member of its Board of Directors (the “Board”); (ii) Michael J. Yates, the Company’s Chief Financial Officer, Secretary and Treasurer; (iii) Neil Fiske, President of Black Diamond Equipment, Ltd.; (iv) Mathew Hayward, Global President of the Company’s Adventure segment; and (v) Zachary D. Michelson, the Company’s Chief Strategy and Administrative Officer (collectively, the "Indemnitees"). These Indemnity Agreements amend and restate the indemnification agreements the Company previously entered into with certain of its directors and executive officers as well as supplement the indemnification rights provided under the Company’s Amended and Restated Certificate of Incorporation, Second Amended and Restated Bylaws, and applicable provisions of the Delaware General Corporation Law.

The Indemnity Agreements provide that, subject to certain exceptions, the Company will indemnify the Indemnitees to the fullest extent permitted by Delaware law against expenses, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by them in connection with their services as directors or officers of the Company, or at the Company’s request, other entities. The Indemnity Agreements also include provisions for the advancement of expenses, subject to reimbursement if it is determined that indemnification is not legally permissible.

The foregoing description of the Indemnity Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnity Agreements, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        The Company’s Board appointed Mr. Mark M. Besca to serve on the Company’s Board effective as of December 5, 2024, until the Company’s next Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Besca was also appointed to the Audit Committee of the Company’s Board. In connection with the appointment of Mr. Besca to the Board, the current number of directors on the Board has been expanded and fixed from six directors to seven directors.

Mr. Besca, 65 years old, has over 40 years of accounting and financial expertise as well as extensive audit committee experience serving large public companies as an audit partner and as a member of a board of directors and an audit committee of a public company. Since November 2020, Mr. Besca served as a member of the board of directors of Markel Group Inc., a New York Stock Exchange listed financial holding company with diverse operations primarily in insurance, reinsurance, and investment. From January 2017 until July 2020, Mr. Besca served as the Leader of Long-Term Value and Stakeholder Capitalism initiative at EY LLP, formerly Ernst & Young, LLP (“EY”). From July 2012 to June 2018, Mr. Besca served as Managing Partner of EY’s New York City office. From July 2009 to June 2011, he served as Northeast Managing Partner of EY’s Assurance and Advisory Business. In addition, during Mr. Besca’s 40 years at EY until his retirement, he served as lead and senior advisory audit partner of Fortune 500 companies in the media and entertainment, consumer products and airline industries. Mr. Besca received a BBA in Accounting from Pace University – Lubin School of Business and holds an MBA from Columbia Business School. Mr. Besca holds the position of Chairman Emeritus of the Pace University Board of Trustees and is on the board of the Roundabout Theatre Production Company. Mr. Besca is also a David Rockefeller Fellow of the NYC Partnership.

Based upon Mr. Besca’s extensive accounting and financial expertise as well as extensive audit committee experience serving large public companies as an audit partner and as a member of a board of directors and chairman of an audit committee of a public company, the Company believes that Mr. Besca has the requisite set of skills to serve as a Board or Board committee member of the Company. The Board has evaluated Mr. Besca’s independence from the Company based on the definition of “independence” established by the NASDAQ Global Select Market and has determined that Mr. Besca qualifies as an independent director.

Mr. Besca will receive compensation as a non-employee director in accordance with the Company’s director compensation program described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 29, 2024.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Form of Amended and Restated Indemnity Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2024

CLARUS CORPORATION

By:	/s/ Michael J. Yates
Name: Michael J. Yates
Title: Chief Financial Officer